MOORE STEPHENS ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS
1650 West 1st Avenue Vancouver, BC Canada V6J 1G1 Telephone: (604) 737-8117 Facsimile: (604) 714-5916 Website: www.ellisfoster.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our Report of Independent Registered Public Accounting Firm dated February 23, 2005 on the balance sheet of FITMEDIA INC (the "Company") as at January 31, 2005 and the related statements of stockholders’ equity, operations and cash flows for the period from August 30, 2004 (inception) to January 31, 2005 in the Company’s Registration Statement on Form SB–2 to be filed with the United States Securities and Exchange Commission in respect of the registration of 873,520 shares of the Company’s common stock.

In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement.

“MOORE STEPHENS ELLIS FOSTER LTD.”

MOORE STEPHENS ELLIS FOSTER LTD. CHARTERED ACCOUNTANTS

Vancouver, Canada

April 29, 2005

MSEFA partnership of incorporated professionals
An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited - members in principal cities throughout the world